Report of Independent Registered Public Accounting
Firm



To the Board of Trustees of Nuveen Investment Trust and
Nuveen Investment Trust II, the Board of Directors of Nuveen
Investment Funds, Inc., and the Shareholders of


Nuveen NWQ Global All-Cap Fund
Nuveen NWQ Global Equity Income Fund
Nuveen NWQ Multi-Cap Value Fund
Nuveen NWQ Large-Cap Value Fund
Nuveen NWQ Small-Cap Value Fund
Nuveen NWQ Small/Mid-Cap Value Fund and
Nuveen NWQ International Value Fund
Nuveen Core Bond Fund
Nuveen Core Plus Bond Fund
Nuveen High Income Bond Fund
Nuveen Inflation Protected Securities Fund
Nuveen Intermediate Government Bond Fund
Nuveen Short Term Bond Fund and
Nuveen Strategic Income Fund:


In planning and performing our audits of the financial statements of Nuveen NWQ Global All-Cap Fund, Nuveen NWQ
Global Equity Income Fund, Nuveen NWQ Multi-Cap Value
Fund, Nuveen NWQ Large-Cap Value Fund, Nuveen NWQ
Small-Cap Value Fund and Nuveen NWQ Small/Mid-Cap Value
Fund, (separate portfolios of Nuveen Investment Trust), Nuveen
NWQ International Value Fund (a portfolio of Nuveen
Investment Trust II) and Nuveen Core Bond Fund, Nuveen Core
Plus Bond Fund, Nuveen High Income Bond Fund, Nuveen
Inflation Protected Securities Fund, Nuveen Intermediate
Government Bond Fund, Nuveen Short Term Bond Fund, and
Nuveen Strategic Income Fund (separate portfolios of Nuveen Investment Funds, Inc.) (hereafter, collectively referred to as the
 Funds ), as of and for the year ended June 30, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.


The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and the Board of Directors/Trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.


Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.


Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2017.


This report is intended solely for the information and use of management, the Board of Directors/Trustees and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/PricewaterhouseCoopers LLP
Chicago, IL
August 25, 2017

1